THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.


June 29, 1997

                                PHONETIME, INC.

            WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK


     FOR VALUE RECEIVED, PhoneTime, Inc., a New York corporation (the "Company"), hereby certifies that Eric L. Hecht (the "Holder"), is entitled, subject to the provisions contained herein, to purchase from the Company fully paid and non-assessable shares of Common Stock (as defined below) subject to adjustment as provided herein. The number of Warrant Shares and the Exercise Price thereof shall be determined as follows:

          (a) From and after the earlier of: (X) March 31, 1998 or (Y) sixty (60) days after the closing of an initial public offering ("IPO") by the Company (the "First Vesting Date"), the Holder shall be entitled to (i) that number of Warrant Shares having a fair market value as of the First Vesting Date equal to $72,750, at an aggregate Exercise Price equal to $.01, and (ii) that number of Warrant Shares having a fair market value as of the First Vesting Date equal to $145,000, at an aggregate Exercise Price equal to $72,750, but if and only if that certain Agreement dated June 29, 1997 between the Company and InterExchange, Inc. ("IX") (as it may be amended from time to time, the "Primary Agreement") has not been terminated on or before such date (except if the Primary Agreement was terminated by IX by virtue of a default by the Company) and no material default by IX has occurred and is uncured as of such date. On or after the First Vesting Date, the Warrants granted under Subsections (i) and (ii) above may be exercised independent of each other.

          (b) From and after January 1, 1999 (the "Second Vesting Date"), the Holder shall be entitled to: (i) that number of Warrant Shares having a fair market value as of the Second Vesting Date equal to $72,750, at an aggregate Exercise Price equal to $.01, and (ii) that number of Warrant Shares having a fair market value as of the Second Vesting Date equal to $145,500, at an aggregate Exercise Price equal to $72,750, but if and only if the Primary Agreement has not been terminated on or before such date (except if the Primary Agreement was terminated by IX by virtue of a default by the Company) and no material default by IX has occurred and is uncured as of such date. On or after the Second Vesting Date, the Warrants granted under Subsections (i) and
     (ii) above may be exercised independent of each other.

          (c) From and after December 1, 1999 (the "Third Vesting Date"), the Holder shall be entitled to: (i) that number of Warrant Shares having a fair market value as of the Third Vesting Date equal to $72,750, at an aggregate Exercise Price equal to $.01, and (ii) that number of Warrant Shares having a fair market value as of the Third Vesting Date equal to $145,500, at an aggregate Exercise Price equal to $72,750, but if and only if the Primary Agreement has not been terminated (other than as a result of its expiration or except if the Primary Agreement was terminated by IX by virtue of a default by the Company) on or before such date and no material default by IX has occurred and is uncured as of such date. On or after the Third Vesting Date, the Warrants granted under Subsections (i) and (ii) above may be exercised independent of each other.

          (d) For purposes of the foregoing, "fair market value" per share as of a particular date shall mean (i) the average closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the Common Stock shall then be listed for the preceding twenty days on which there was a sale of such Common Stock on such exchange, or (ii) if the Common Stock is not then listed on a national securities exchange, the average closing sales price per share of Common Stock entered on a national inter-dealer quotation system for the preceding twenty days on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the Common Stock in the over-the-counter market for the preceding twenty days on which there was a quotation for such Common Stock in such market or (iv) if no price can be determined under the preceding alternatives, then the price per share as determined by the Company's Board of Directors in good faith.

          (e) Notwithstanding Sections (a), (b), (c) and (d) above, in the event that a "change in control" (as defined below) of PTI occurs, then all of the Warrants set forth in Subsections (a), (b) and (c) above shall vest and be immediately exercisable and, all determinations of fair market value, as required above, except as to Warrants that have already vested, shall be as of the date the "change in control" occurs. A "change in control" shall mean the occurrence of any merger, sale of substantially all of the assets, sale of stock or consolidation such that a "person" or "group" (within the meanings of Section 13(d) and 14
     (d)(2) of the Securities Exchange Act of 1934), other than Samer Tawfik, becomes the "beneficial owner" of voting stock representing more than 50% of the voting stock of the Company.

     The term "Common Stock" means the Common Stock, no par value per share, of the Company as constituted on the date hereof. The shares of Common Stock deliverable upon such exercise, are hereinafter referred to as "Warrant Shares" or "Warrant Stock." For purposes of the foregoing, references to the "Company" shall mean PhoneTime, Inc. and any successor thereto including any successor corporation resulting from the merger or consolidation of PhoneTime, Inc.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date.

     The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held subject, to all of the conditions, limitations and provisions set forth herein, including the following:

1.    Exercise of Warrants.   Each Warrant granted above may be exercised in
      whole or in part, at any time, after satisfaction of the conditions set forth above but prior to the fifth anniversary of the Vesting Date of the respective Warrant by presentation and surrender of such Warrant to the Company at its principal office (which on the date hereof is 30-60 Whitestone Expressway, Flushing, New York 11354), with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or checks, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form. If these Warrants are exercised in part only, the Company shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants evidencing the rights of the Holder thereof to purchase the balance of Warrant Stock purchasable hereunder. Upon receipt by the Company of these Warrants, together with the Exercise Price, at its office, or by the Company's stock transfer agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Stock shall not then be actually delivered to the Holder.

2. Reservation of Shares and Adjustments. The Company will at all times reserve for issuance and delivery upon exercise of these Warrants all shares of Warrant Stock of the Company from time to time receivable upon exercise of these Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights. For each Warrant granted hereunder, the number of shares of Common Stock issuable upon the exercise of such Warrant shall be adjusted in the event of any stock split or stock dividend that occurs after the Vesting Date of such Warrant so that the Holder would be entitled to receive the same number of shares of Common Stock as if the Warrant had been exercised immediately before the stock split or stock dividend.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount in cash equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors of the Company in its reasonable discretion.

4.    Restrictions on Transfer of Warrants, Warrant Stock.   In connection
      with an IPO, Holder agrees to execute a "lockup" agreement if requested by the managing underwriter provided the "lockup" period does not exceed 6 months. The Warrant Stock may not be sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel reasonably satisfactory to the Company confirming the availability of such exemption. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of these Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such securities shall bear on the fact thereof substantially the following legend:

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
           SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER
           APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD,
           TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED
           UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES
           LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

5. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.

6. Applicable Law. These Warrants shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

      IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                              PHONETIME, INC.



                           By:  /s/ Samer Tawfik
                              ----------------------------------
                              Name:
                              Title:

                      WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise Warrants to purchase ________ shares of Common Stock of PhoneTime, Inc., a New York corporation, and hereby makes payment of $_______________ in full satisfaction therefor.



                              ----------------------------------
                              Signature


                              ----------------------------------
                              Signature, if jointly held



                              ----------------------------------
                              Date



                    INSTRUCTIONS FOR ISSUANCE OF STOCK
                    ----------------------------------
          (if other than to the Holder of the within Warrants)


Name
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